Exhibit 1.2

FIRST AMENDMENT TO SMART RX SYSTEMS INC. CO-MANAGER UNDERWRITING
AGREEMENT with ANDES GROUP

This First Amendment to the Co-Manager Underwriting Agreement, dated February 28, 2024, (the “First Amendment”) is entered into by and between Smart Rx Systems, Inc., a Florida corporation (the “Company”) and Andes Capital Group (“Andes”).  Capitalized terms not defined above or in the recitals hereto shall have the meaning set forth in the Underwriting Agreement (as defined below) unless the context used clearly indicates another meaning or intent.

RECITALS

A.	The Company and Andes (the “Parties”) entered into an underwriting agreement, dated August 2, 2021, (the “Underwriting Agreement”), whereunder the Company engaged Andes as a Co-Manager.

B.	The Company has terminated its previous offering made pursuant to Regulation A and now desires to prepare and file a new Offering Circular with the Commission pursuant to Regulation A as promulgated under the Securities Act and the Parties now desire to amend the Underwriting Agreement to update certain information related to the status of the new Offering and Offering Circular.

NOW, THEREFORE, for and in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

I.	Amendment. The following changes are hereby made to the Underwriting Agreement:

1.	Section 2 entitled “Preliminary Offering Circular and Offering Circular” is hereby replaced with the following:

The Company has prepared and will file with the Commission an offering circular on Form 1-A (File No.________________) (collectively, with the various parts and exhibits of such offering circular and all amendments thereto, the “Offering Circular”) relating to the offer of REG A Shares pursuant to Regulation A as promulgated under the Securities Act of 1933 (the “Securities Act”) and the other applicable rules, orders and regulations of the Commission. As used herein, (i) the “Preliminary Offering Circular” shall refer to any offering circular relating to the REG A Shares provided to potential investors to review comprehensive information on the Offering, but prior to qualification; (ii) the “Final Offering Circular” means the final offering circular relating to the offering of the REG A Shares as filed with and qualified by the Commission pursuant to Regulation A; (iii) the “Qualification Date” refers to the date as of which the Offering Circular was or will be qualified with the Commission pursuant to Regulation A and the Securities Act. As used herein, the term Offering Circular shall generically refer to any filed Offering Circular with the Commission, including any Preliminary Offering Circular and the Final Offering Circular or any amendments thereto.

The Offering Circular, together with the information identified on Schedule B, and each “road show” if any, relating to the Offering is a “written communication,” as that term is defined in Rule 405 of the Securities Act. All references in this Agreement to the (i)  Preliminary Offering Circular, Final Offering Circular or Offering Circular, or any amendments or supplements to any of the foregoing, shall include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System, or any successor system (collectively, “EDGAR”) and (ii) to satisfy the delivery obligation of the Final Offering Circular by the Company, the Final Offering Circular shall be deemed to include the uniform resource locator (the “URL”) to the location for which the Final Offering Circular was filed and may be obtained.

2.	Section 4 entitled “Representations and Warranties of the Company” subsection (a) is hereby replaced with the following:

(a)	The Company will file the Offering Circular with the Commission in accordance with the Securities Act and Regulation A. The Company will comply with all requests for additional or supplemental information by the Commission. No stop order of the Commission preventing or suspending the qualification or use of the Offering Circular, or any amendment thereto, has been issued, and no proceedings for such purpose have been instituted, or, to the Company’s knowledge, are contemplated by the Commission.

(i)	The Offering Circular when filed, will comply in all material respects with the Securities Act and Regulation A and, if filed by electronic transmission pursuant to EDGAR, will be identical to the copy to be delivered to the Co-Managers for use in connection with the solicitation of offers of the REG A Shares. Prior to qualification, at the time it became qualified and at the Initial Closing Date and each subsequent closing date, the Offering Circular and any post-qualification amendments thereto, will comply in all material respects with the Securities Act and Regulation A. Further, the Offering Circular, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Preliminary Offering Circular, or the Final Offering Circular, made in reliance upon and in conformity with information furnished by the Representative or any Co-Manager to the Company in writing, expressly for use therein, it being understood and agreed that the only such information furnished by the Co-Managers to the Company consists of the information described in Section 9(b) herein. There are no contracts or other documents required to be described in the Offering Circular which have not been described or filed as required.

(iv)	Except as set forth in this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Co-Managers for a brokerage commission, finder’s fee or other like payment in connection with the offering of the REG A Shares except that of an agreement dated April 28, 2023, by and between the Company and Castle Placement, LLC .

(xi)	Independent Accountants. Brian Soto, CPA, who have reported on the financial statements included in the Offering Circular are (i) independent public or certified public accountants as required by the Securities Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. The financial statements of the Company and the related notes and schedules included in the Offering Circular comply as to form in all material respects with the requirements of the Securities Act and Regulation A and present fairly the information shown therein.

3.	Section 4(f) and Section 4(g) are hereby deleted from the Underwriting Agreement in recognition that FactRight LLC is not providing a comprehensive report for the Co-Managers or the Selling Group for this Offering and that Charels Plumb Associates, LLC is not certifying the sufficiency and relevance of all the due diligence activities of the Company, the Co-Managers, or the Mick Report, in satisfaction of “best practices” standards for the information that is known, could be known, and should be known, at the time of this Offering, for the amount of the Offering, for the REG A Shares, and will not provide such letter to each Co-Manager and Selling Group Participant at the Company’s expense.

4.	The Company’s counsel wherever mentioned, including but not limited to, in Section 7, subsection (a)(iii) and Section 15, is hereby updated from KVCF, PLC to Williams Mullen, P.C., or such other counsel as appropriate, with notices sent to:

Williams Mullen, P.C.

200 S 10th St. Suite 1600

Richmond, Virginia 23219

Email: tvoekler@williamsmullen.com

Attention: Thomas Voekler, Esq.

No Other Amendments. Except for the amendments specifically set forth herein, the Agreement remains in full force and effect in accordance with its terms.

II.       Governing Law. This Amendment shall be governed in all respects by the laws of the State of Florida.

III.       Effectiveness of this Amendment. This Amendment shall become effective as of the date first written above.

IV.       Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

[Signature Page to Follow]

Signature Page to the First Amendment to the Co-Manager Underwriting Agreement

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Representative the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

SMART RX SYSTEMS, INC.

“Company”

/s/ Santu Rohatgi_________________

By:                                    Santu Rohatgi

  Title:    Executive Vice-Chairman & CFO

The foregoing First Amendment Co-Manager Underwriting Agreement is hereby confirmed and accepted by the Representative as of the date first above written.

ANDES CAPITAL GROUP

“As Co-Manager”

/s/ Curtis Spears__________________

By:             Curtis Spears

  Title:   Managing Principal